Exhibit 99.1

Pre-IPO Investor Leads Investment in Jumptap

Targeted Mobile Ad Company and Data Platform Receives Growth Capital from Keating Capital

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--July 2, 2012--Keating Capital, Inc. (Nasdaq: KIPO) (www.KeatingCapital.com), a business development company, announced that it has made a $5 million investment in the $27.5 million Series G Convertible Preferred Stock round of Jumptap, Inc. (“Jumptap”). Keating was the lead investor in the round and was joined by existing investors, including General Catalyst, Redpoint Ventures, Summerhill Ventures, Valhalla Partners and WPP.

Founded in 2005 and headquartered in Cambridge, Massachusetts, Jumptap is a mobile advertising network and data platform that helps global brands to target, place and track advertising on mobile phones and tablets. Jumptap utilizes its proprietary targeting technology, industry partnerships and third-party data to optimize mobile advertising campaigns by identifying and targeting the most relevant mobile audiences.

“The burgeoning mobile web and the proliferation of smartphones present a highly complex landscape for advertisers and publishers to navigate and utilize effectively,” noted Timothy J. Keating, CEO of Keating Capital. “We believe Jumptap’s platform helps mobile advertisers more effectively connect consumers to their favored brands, services and products. We are excited by the opportunity to invest in Jumptap, and look forward to supporting this exceptional leadership team as they continue to execute on their vision,” added Mr. Keating.

Jumptap is Keating Capital’s sixth new portfolio company investment in 2012. With this investment, Keating Capital has now made investments of $63.0 million in 20 portfolio companies, including $27.1 million invested year-to-date.

About Keating Capital, Inc.

Keating Capital is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

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Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Third Party Websites

The hyperlink to Jumptap’s website is located on a third party server that is not associated with Keating Capital. Keating Capital does not endorse this website, its sponsor, or any of the policies, activities, products, or services offered on the site or by any advertiser on the site. Keating Capital does not take responsibility for third party websites and is not responsible for the accuracy or completeness of any business, financial or other information contained on such website.

CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com
or
Public Relations Contact:
JCPR, Inc.
Chris Moon, 973-850-7304
cmoon@jcprinc.com